Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		SVP, Investor Relations and Finance
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2018

FIRST QUARTER HIGHLIGHTS:

•	Adopted ASC 606 effective January 1, 2018 using the Modified Retrospective Method, therefore reported results are not comparable with the prior period (which continues to be reported under ASC 605)

•	Revenue of $327.0 million versus $344.7 million a year ago (as reported under ASC 605); excluding the impact of the adoption of ASC 606, revenue was $348.2 million, an increase of 1.0%

•	Organic revenue growth of 1.0%

•	Net loss attributable to MDC Partners common shareholders of $31.4 million versus a loss of $11.1 million a year ago (as reported under ASC 605); excluding the impact from the adoption of ASC 606, Net loss attributable to MDC Partners common shareholders was $27.0 million
•	Adjusted EBITDA of $7.8 million versus $35.8 million a year ago (as reported under ASC 605); excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $13.9 million

•	Net New Business wins totaled $19.9 million

•	Updating 2018 financial guidance

New York, NY, May 9, 2018 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2018.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “While the prospects for the business in 2018 were strong coming into the year, the performance in March and April was disappointing. Apart from the impact of the new accounting rules, the combination of select client cut backs and a slower conversion of our new business pipeline has led us to update our 2018 financial targets. The pipeline of new business opportunities is substantial and our partner agencies are well positioned which we expect will support a return to better top line growth in the coming quarters.”

David Doft, Chief Financial Officer of MDC Partners, said, “Given the significant costs related to the adoption of ASC 606, our investments in growth initiatives, combined with elevated severance, we expected a muted first quarter performance from a profitability standpoint. The first quarter was also impacted by a shift in timing of revenue, which had a direct impact on the bottom line. Even with this expectation, the underlying performance is leading us to update our outlook to incorporate the increased risk that has emerged. We now expect organic revenue growth of 1% to 3% and 0 to 40 basis points of margin expansion, including a 60 basis points favorable impact on our margins from the accounting change that was not in our initial expectation.”

Adoption of ASC 606

Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). In accordance with the new revenue accounting standard, we were required to change certain aspects of our accounting policy as it relates to performance incentives, non-refundable retainer fees, and certain third-party pass-through and out-of-pocket costs. ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018 for contracts that were not completed as of that date, and then we report all future periods under the new policy. Comparative prior periods have not been restated and continue to be reported under the historical accounting standards and policies in effect for those periods.

As a result of the adoption of ASC 606, our first quarter 2018 financial performance is not directly comparable with last year. We have therefore provided additional disclosure to assist investors in reconciling the two accounting standards, including updating the definition of the Non-GAAP metric Organic Revenue to exclude the impact of the change in accounting standard and the provision of additional schedules which shows the impact of the adoption of ASC 606 on our GAAP and Non-GAAP performance metrics. See schedules 2 and 3.

First Quarter 2018 Financial Results

Revenue for the first quarter of 2018 was $327.0 million versus $344.7 million for the first quarter of 2017. The decline in revenue was primarily due the adoption of ASC 606, which reduced revenue by $21.3 million, or 6.2%. The effect of foreign exchange was positive 1.6%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.5%, and organic revenue growth was 1.0%. Organic revenue growth was favorably impacted by 340 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners common shareholders for the first quarter of 2018 was $31.4 million versus a loss of $11.1 million for the first quarter of 2017. Diluted loss per share attributable to MDC Partners common shareholders for the first quarter of 2018 was ($0.56) versus a loss of ($0.21) per share for the first quarter of 2017. The impact of the adoption of ASC 606 was an increase in net loss attributable to MDC Partners common shareholders of $4.4 million, or $0.08 per share.

Adjusted EBITDA for the first quarter of 2018 was $7.8 million versus $35.8 million for the first quarter of 2017. The impact of the adoption of ASC 606 was a reduction of $6.1 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $13.9 million with margins of 4.0%.

Financial Outlook

2018 financial guidance is revised as follows:

2018 Outlook Commentary *

Organic Revenue Growth	We expect 1-3% growth in organic revenue (versus approximately 4% growth previously), whose definition now excludes the impact of the adoption of ASC 606 in the reconciliation of reported revenue.

Pass-through and Out-of-Pocket Costs	The adoption of ASC 606 resulted in certain client contracts previously being accounted for as principal, now being accounted for as agent. This results in a reduction in full year gross revenue of approximately $65 million with a corresponding reduction in direct costs, with no impact on profit.

Foreign Exchange Impact, net	Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to be positive by approximately 50 basis points versus 100 basis points previously.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will increase revenue by approximately 80 basis points.

Adjusted EBITDA Margin	We expect margins to be flat to 40 basis points of expansion versus approximately 20 basis points expansion previously. Our revised outlook incorporates an approximately 60 basis point benefit from the shift from gross to net revenue accounting related to certain client contracts, whereas our prior outlook did not. Our revised outlook therefore implies an approximately 60 basis point reduction from our prior outlook, excluding the impact from the accounting change.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2018 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

Conference Call

Management will host a conference call on Wednesday, May 9, 2018, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), May 16, 2018, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10118999), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2018 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2018 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2018 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities, and the potential impact of one or more asset sales;

•	foreign currency fluctuations; and

•	risks associated with the ongoing Canadian class litigation claim.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s 2017 Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2018 (1)	2017

Revenue	$326,968	$344,700

Operating expenses:
Cost of services sold	243,030	237,563
Office and general expenses	83,879	87,840
Depreciation and amortization	12,375	10,898
Other asset impairment	2,317	-
	341,601	336,301
Operating profit (loss)	(14,633)	8,399

Other income (expense):
Other, net	(6,219)	2,567
Interest expense and finance charges	(16,231)	(16,768)
Interest income	148	227
	(22,302)	(13,974)
Loss before income taxes and equity in earnings of non-consolidated affiliates	(36,935)	(5,575)
Income tax expense (benefit)	(8,330)	3,969
Loss before equity in earnings of non-consolidated affiliates	(28,605)	(9,544)
Equity in earings (losses) of non-consolidated affiliates	86	(139)
Net loss	(28,519)	(9,683)
Net income attributable to the noncontrolling interests	(897)	(883)
Net loss attributable to MDC Partners Inc.	(29,416)	(10,566)
Accretion on convertible preference shares	(2,027)	(507)
Net loss attributable to MDC Partners Inc. common shareholders	$(31,443)	$(11,073)

Loss per common share:
Basic and diluted:
Net loss attributable to MDC Partners Inc. common shareholders	$(0.56)	$(0.21)

Weighted average number of common shares outstanding:
Basic and diluted	56,415,042	52,998,244

(1)	Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" (ASC 605). For the three months ended March 31, 2018, the adoption of ASC 606 reduced revenue by $21.3 million, increased operating loss by $6.1 million, and increased Net loss attributable to MDC Partners common shareholders by $4.4 million, or $0.08 per share. As required, we have provided a reconciliation of the current presentation under ASC 606 to the prior presentation under ASC 605 in this release in Schedule 2.

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2018

	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606

Revenue	$326,968	$21,276	$348,244
Costs of services sold	243,030	15,197	258,227
Operating loss	(14,633)	6,079	(8,554)
Net loss attributable to MDC Partners, Inc. common shareholders	(31,443)	4,436	(27,007)
Loss per common share - basic and diluted	(0.56)	0.08	(0.48)

Organic Revenue Growth	1.0%	-	1.0%
Adjusted EBITDA	$7,824	$6,079	$13,903
margin	2.4%		4.0%

*	The table above summarizes the impact of the adoption of ASC 606 on our US GAAP and non-GAAP performance metrics.

Note:	Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended
	Revenue $	% Change
March 31, 2017 as reported under ASC 605	$344,700

Organic revenue growth (1)	3,296	1.0%
Non-GAAP acquisitions (dispositions), net	(5,261)	(1.5%)
Foreign exchange impact	5,509	1.6%
Impact of adoption of ASC 606 (2)	(21,276)	(6.2%)
Total change	(17,732)	(5.1%)

March 31, 2018 as reported under ASC 606	$326,968

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2)	In accordance with the adoption of ASC 606, we were required to change certain aspects of our revenue recognition accounting policy as it relates to performance incentives, retainer fees, and certain third-party pass-through and out-of-pocket costs. Under the prior guidelines, performance incentives were recognized in revenue when specific quantitative goals were achieved, or when the Company's performance against qualitative goals was determined by the client. Under ASC 606, the Company now estimates the amount of the incentive that will be earned at the inception of the contract and recognizes such incentive over the term of the contract. Additionally, previously, fees for non-refundable retainers were generally recognized on a straight-line basis over the term of the specific customer arrangement. Under ASC 606, an input method is typically used to measure progress and recognize revenue for these types of arrangements. Finally, the adoption of ASC 606 resulted in certain client arrangements previously being accounted for as principal, now being accounted for as agent. In these instances, certain third-party pass-through and out-of-pocket costs which were billed to clients in connection with services being provided, are no longer included in revenue and therefore the revenue recorded is equal to the net amount retained.

Note:	Actuals may not foot due to rounding.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$326,968	$150,355	$21,296	$43,150	$31,257	$80,910	$-	$326,968

Net loss attributable to MDC Partners Inc.								$(29,416)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								897
Equity in earnings of non-consolidated affiliates								(86)
Income tax benefit								(8,330)
Interest expense and finance charges, net								16,083
Other, net								6,219
Operating profit (loss)	$(561)	$(15,761)	$3,454	$4,027	$487	$7,232	$(14,072)	$(14,633)
margin	-0.2%	-10.5%	16.2%	9.3%	1.6%	8.9%		-4.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,151	8,016	353	1,002	644	2,136	224	12,375
Other asset impairment	-	-	-	-	-	-	2,317	2,317
Stock-based compensation	3,789	2,547	149	336	74	683	1,248	5,037
Deferred acquisition consideration adjustments	2,586	1,434	-	528	82	542	-	2,586
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	20	20
Other items, net ***	-	-	-	-	-	-	122	122

Adjusted EBITDA *	$17,965	$(3,764)	$3,956	$5,893	$1,287	$10,593	$(10,141)	$7,824
margin	5.5%	-2.5%	18.6%	13.7%	4.1%	13.1%		2.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 8 for reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$344,700	$179,225	$20,910	$40,684	$35,244	$68,637	$-	$344,700

Net loss attributable to MDC Partners Inc.								$(10,566)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								883
Equity in earnings of non-consolidated affiliates								139
Income tax expense								3,969
Interest expense and finance charges, net								16,541
Other, net								(2,567)
Operating profit (loss)	$16,968	$(640)	$3,524	$4,348	$2,642	$7,094	$(8,569)	$8,399
margin	4.9%	-0.4%	16.9%	10.7%	7.5%	10.3%		2.4%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,589	5,961	360	1,216	1,005	2,047	309	10,898
Stock-based compensation	4,346	2,989	155	518	160	524	604	4,950
Deferred acquisition consideration adjustments	11,431	8,508	350	344	169	2,060	-	11,431
Other items, net **	-	-	-	-	-	-	135	135

Adjusted EBITDA *	$43,334	$16,818	$4,389	$6,426	$3,976	$11,725	$(7,521)	$35,813
margin	12.6%	9.4%	21.0%	15.8%	11.3%	17.1%		10.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 8 for reconciliation of amounts.
Note:	Results for 2017 have been recasted to reflect the reclassification of one of our marketing services businesses from All Other to the Global Integrated Agencies Segment, effective January 1, 2018.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	March 31,	December 31,
	2018	2017

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,202	$46,179
Cash held in trusts	4,467	4,632
Accounts receivable, net	424,918	434,072
Expenditures billable to clients	57,885	31,146
Other current assets	36,273	26,742
Total current assets	552,745	542,771
Fixed assets, net	85,370	90,306
Investments in non-consolidated affiliates	6,442	6,307
Goodwill	832,510	835,935
Other intangible assets, net	66,353	70,605
Deferred tax assets	126,252	115,325
Other assets	31,405	37,643
Total assets	$1,701,077	$1,698,892

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$202,724	$244,527
Trust liability	4,467	4,632
Accruals and other liabilities	290,003	327,812
Advance billings	210,245	148,133
Current portion of long-term debt	322	313
Current portion of deferred acquisition consideration	40,909	50,213
Total current liabilities	748,670	775,630
Long-term debt, less current portion	942,806	882,806
Long-term portion of deferred acquisition consideration	82,822	72,213
Other liabilities	55,197	54,110
Deferred tax liabilities	6,899	6,760
Total liabilities	1,836,394	1,791,519

Redeemable noncontrolling interests	54,345	62,886

Shareholders' deficit
Convertible preference shares (liquidation preference $103,379)	90,123	90,220
Common shares	353,074	352,432
Charges in excess of capital	(314,662)	(314,241)
Accumulated deficit	(370,586)	(340,000)
Accumulated other comprehensive gain (loss)	1,425	(1,954)
MDC Partners Inc. shareholders' deficit	(240,626)	(213,543)
Noncontrolling interests	50,964	58,030
Total shareholders' deficit	(189,662)	(155,513)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,701,077	$1,698,892

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Three Months Ended March 31,
	2018	2017

Net cash used in operating activities	$(61,033)	$(33,218)

Net cash used in investing activities	(3,868)	(11,090)

Net cash provided by financing activities	47,618	39,631

Effect of exchange rate changes on cash and cash equivalents	306	(58)

Net decrease in cash and cash equivalents	$(16,977)	$(4,735)

Note:	Effective January 1, 2018, we adopted ASU 2016-15, "Statement of Cash Flows", which clarifies how cash receipts and cash payments in certain transactions are presented and classified on the statement of cash flows. We applied ASU 2016-15 on a retrospective basis, and accordingly the prior period has been reclassified to conform to the new standard.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from prior year acquisitions *	$18,552	$24,983	$-	$-	$43,535	$-
Foreign exchange impact	1,046	1,341	-	-	2,387	-
Contribution to organic revenue (growth) decline **	1,470	(6,399)	-	-	(4,929)	-
Prior year revenue from dispositions ***	(691)	(660)	(3,153)	(6,103)	(10,607)	(5,261)
Non-GAAP acquisitions (dispositions), net	$20,377	$19,265	$(3,153)	$(6,103)	$30,386	$(5,261)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$339	$382	$330	$287	$1,338	$122
D&O insurance proceeds	(204)	(482)	-	(399)	(1,085)	-
Total other items, net	$135	$(100)	$330	$(112)	$253	$122

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1
CASH INTEREST, NET & OTHER
Cash interest paid	$(999)	$(30,567)	$(758)	$(30,571)	$(62,895)	$(649)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	-	(14,625)
Adjusted cash interest paid	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)	(15,274)
Interest income	227	178	145	209	759	148
Total cash interest, net & other	$(15,397)	$(15,764)	$(15,238)	$(15,737)	$(62,136)	$(15,126)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1
CAPITAL EXPENDITURES, NET
Capital expenditures	$(9,413)	$(11,743)	$(7,149)	$(4,653)	$(32,958)	$(3,799)
Landlord reimbursements	75	3,146	1,357	1,858	6,436	219
Total capital expenditures, net	$(9,338)	$(8,597)	$(5,792)	$(2,795)	$(26,522)	$(3,580)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$883	$2,214	$3,491	$8,787	$15,375	$897
Cash taxes	$1,293	$2,130	$3,486	$1,191	$8,100	$1,333

*	GAAP revenue from prior year acquisitions for 2018 and 2017 relates to acquisitions which occurred in 2017 and 2016, respectively.
**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.
***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.
Note:	Actuals may not foot due to rounding.